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                               PIVOTAL CORPORATION
                          (a British Columbia company)
                             3,500,000 Common Shares





                               PURCHASE AGREEMENT



Dated:  o, 1999



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
                                TABLE OF CONTENTS


                                                                                           PAGE
                                                                                           ----
Section 1. Representations and Warranties....................................................4

        (a)  Representations and Warranties by the Company...................................4
             (i)     Compliance with Registration Requirements...............................4
             (ii)    Independent Accountants.................................................5
             (iii)   Financial Statements....................................................5
             (iv)    No Material Adverse Change in Business..................................6
             (v)     Good Standing of the Company............................................6
             (vi)    Good Standing of Subsidiaries...........................................6
             (vii)   Capitalization..........................................................7
             (viii)  Authorization of Agreement..............................................7
             (ix)    Authorization and Description of Securities.............................7
             (x)     Absence of Defaults and Conflicts.......................................9
             (xi)    Absence of Labor Dispute................................................9
             (xii)   Absence of Proceedings..................................................9
             (xiii)  Accuracy of Exhibits....................................................9
             (xiv)   Possession of Intellectual Property.....................................9
             (xv)    Absence of Further Requirements.........................................9
             (xvi)   Possession of Licenses and Permits......................................9
             (xvii)  Title to Property......................................................10
             (xviii) Compliance with Cuba Act...............................................10
             (xix)   Investment Company Act
             (xx)    Environmental Laws.....................................................10
             (xxi)   Registration Rights....................................................11
             (xxii)  Compliance with Laws...................................................11
             (xxiii) Taxes..................................................................11
             (xxiv)  No Market Stabilization Activities.....................................11
             (xxv)   Registrar and Transfer Agent...........................................11
             (xxvi)  Insurance..............................................................11
             (xxvii) No Broker..............................................................12
             (xxviii)Adequate Accounting....................................................12

        (b)  Officer's Certificates.........................................................12

Section 2. Sale and Delivery to Underwriters; Closing.......................................12

        (a)  Initial Securities.............................................................12
        (b)  Option Securities..............................................................13
        (c)  Payment........................................................................13
        (d)  Denominations; Registration....................................................14

Section 3. Covenants of the Company.........................................................14

        (a)  Compliance with Securities Regulations and Commission Requests.................14
        (b)  Filing of Amendments...........................................................14
        (c)  Delivery of Registration Statements............................................15
        (d)  Delivery of Prospectuses.......................................................15
        (e)  Continued Compliance with Securities Laws......................................15

                                                                                           PAGE
                                                                                           ----
        (f)  Blue Sky Qualifications........................................................16
        (g)  Rule 158 and Continuous Disclosure.............................................16
        (h)  Use of Proceeds................................................................16
        (i)  Listing........................................................................16
        (j)  Restriction on Sale of Securities..............................................16
        (k)  Reporting Requirements.........................................................17
        (l)  Compliance with NASD Rules.....................................................17
        (m)  Compliance with Rule 463.......................................................17
        (n)..Copies of Documents to Underwriters............................................17
        (o)..Miscellaneous..................................................................18
        (p)..Prior to the Closing Time......................................................18
        (q)..Canadian Private Placement.....................................................18

Section 4. Payment of Expenses..............................................................18

        (a)  Expenses.......................................................................18
        (b)  Termination of Agreement.......................................................19

Section 5. Conditions of Underwriters' Obligations..........................................19

        (a)  Effectiveness of Registration Statement........................................19
        (b)  Opinion of U.S. Counsel for Company............................................19
        (c)  Opinion of Canadian Counsel for Company........................................19
        (d)  Opinion of U.S. Counsel for Underwriters.......................................20
        (e)  Opinion of Canadian Counsel for Underwriters...................................20
        (f)  Officers' Certificate..........................................................20
        (g)  Accountant's Comfort Letter....................................................20
        (h)  Bring-down Comfort Letter......................................................21
        (i)  Approval of Listing............................................................21
        (j)  No Objection...................................................................21
        (k)  Lock-up Agreements.............................................................21
        (l)  Conditions to Purchase of Option Securities....................................21
             (i)     Officers' Certificate..................................................21
             (ii)    Opinion of Counsel for Company.........................................21
             (iii)   Opinion of Counsel for Underwriters....................................21
             (iv)    Bring-down Comfort Letter..............................................22
        (m)  Additional Documents...........................................................22
        (n)  Termination of Agreement.......................................................22

Section 6. Indemnification..................................................................22

        (a)  Indemnification of Underwriters................................................22
        (b)  Indemnification of Company, Directors and Officers.............................24
        (c)  Actions against Parties; Notification..........................................24
        (d)  Settlement without Consent if Failure to Reimburse.............................25
        (e)  Indemnification for Reserved Securities........................................25

Section 7. Contribution.....................................................................25


Section 8. Representations, Warranties and Agreements to Survive Delivery...................26


Section 9. Termination of Agreement.........................................................26

                                                                                           PAGE
                                                                                           ----
        (a)  Termination; General...........................................................26
        (b)  Liabilities....................................................................27

Section 10. Default by One or More of the Underwriters......................................27


Section 11. Notices.........................................................................28


Section 12. Parties.........................................................................28


Section 13. GOVERNING LAW AND TIME..........................................................28


Section 14. Effect of Headings..............................................................28


        SCHEDULES
               Schedule A - List of Underwriters...........................................Sch A-1
               Schedule B - Pricing Information............................................Sch B-1
               Schedule C - List of Persons subject to Lock-up.............................Sch C-1

        EXHIBITS
               Exhibit A-  Form of Opinion of Company's Counsel............................A-1
               Exhibit B-  Form of Lock-up Letter..........................................B-1

                               PIVOTAL CORPORATION
                          (a British Columbia company)
                             Common 3,500,000 Shares
                               (Without Par Value)
                               PURCHASE AGREEMENT

                                                                         o, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bear, Stearns & Co. Inc.
Dain Rauscher Wessels
    (a division of Dain Rauscher Incorporated) as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

        Pivotal Corporation, a company incorporated under the laws of British Columbia, Canada (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Bear, Stearns & Co. Inc. and Dain Rauscher Wessels (a division of Dain Rauscher Incorporated) are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Common Shares, without par value per share, of the Company set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 525,000 additional Common Shares of the Company to cover over-allotments, if any. The aforesaid 3,500,000 Common Shares of the Company (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 525,000 Common Shares of the Company subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

        The Company understands that the Underwriters propose to make a public offering of the Securities in the United States and Merrill Lynch Canada Inc. ("Merrill Lynch Canada"), the Canadian affiliate of Merrill Lynch, proposes to make a public offering of the Initial Securities in British Columbia, Canada, all as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Company also understands that although this agreement to purchase is presented on behalf of the Underwriters as purchaser, Merrill Lynch Canada will endeavour to arrange for substituted purchasers (the "Substituted Purchasers") for the Initial Securities in certain of the provinces of Canada other than British Columbia. It is further understood that, subject to Section 5 hereof, the Underwriters agree to purchase or cause to be purchased the Initial Securities being issued by the Company and that this commitment is not subject to Merrill Lynch Canada being able to arrange Substituted Purchasers. Each Substituted Purchaser shall purchase the Initial Securities at the gross price per share before the Underwriters' commission per share as set forth in Section 1 of Schedule B pursuant to the prospectus exemption(s) set out below opposite to the province of Canada in which such Substitute Purchaser is resident:


        PROVINCE             PROSPECTUS EXEMPTIONS(S)
        --------             ------------------------
        Alberta              Section 107(1)(d) of the Securities Act (Alberta)
        Saskatchewan         Section 81(1)(d) of the Securities Act (Saskatchewan)
        Manitoba             Section 58(1)(a) of the Securities Act (Manitoba)
        Ontario              Section 3.1 of Rule 45-501 of the Securities Act (Ontario)
                             Section 3.6 of Rule 45-501 of the Securities Act
                             (Ontario) Section 2.2 of Rule 45-503 of the
                             Securities Act (Ontario)
        Quebec               Section 51 of the Securities Act (Quebec)


Merrill Lynch Canada will notify the Company with respect to the identity of any such Substituted Purchasers as soon as practicable and with a view to leaving time sufficient to allow the Company to secure compliance with all relevant regulatory requirements relating to the sale of the Initial Securities to such Substituted Purchasers. Any reference in this Purchase Agreement hereafter to "the purchasers" shall accordingly be taken to be a reference to the Underwriters, as the initial committed purchasers, and to the Substituted Purchasers, if any.

        The Company and the Underwriters agree that up to 525,000 Common Shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters (including without limitation on a Substituted Purchaser basis), subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (No. 333-o) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related Preeffective Prospectus or U.S. Prospectuses (as hereinafter defined). The Company will as soon as possible and in any event not later than 5:00 p.m. (o time) on o, 1999, either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a

"Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "Preeffective Prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "U.S. Prospectus." If Rule 434 is relied on, the term "U.S. Prospectus" shall refer to the preliminary prospectus dated _____, 1999 together with the Term Sheet and all references in this Agreement to the date of the U.S. Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any Preeffective Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        The Company has prepared and filed with the British Columbia Securities Commission (the "BCSC") a preliminary long form prospectus dated July 14, 1999 (together with any amendment or amendment and restatement thereof, the "Preliminary Prospectus") with respect to the Initial Securities (and a receipt therefor has been obtained from the BCSC) and has heretofore been delivered by the Company to the Underwriters. The Company shall as soon as possible and in any event by 5:00 p.m. (Vancouver time) on o, 1999 (or such later date as may be agreed in writing by the Underwriters) fulfill and comply with, to the satisfaction of the Underwriters, the BC Securities Laws (as hereinafter defined) required to be fulfilled or complied with to enable the Initial Securities to be lawfully distributed and sold to the public in British Columbia through investment dealers or brokers appropriately registered in such jurisdiction. The final prospectus relating to the Initial Securities filed with the BCSC for which a receipt is obtained is herein called the "Final Prospectus". For the purposes of this Agreement, all references to the Preliminary Prospectus or the Final Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the BCSC pursuant to the System for Electronic Document Analysis and Retrieval ("SEDAR").

        For the purposes of this Agreement, the "Prospectuses" means the U.S. prospectus and the Final Prospectus.

        Section 1. Representations and Warranties.

        (a) Representations and Warranties by the Company The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Neither the BCSC nor any stock exchange has issued or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Amended Preliminary Prospectus or the Final Prospectus, nor, to the knowledge of the Company, is any such order contemplated by the BCSC, and any request on the part of the BCSC for additional information has been complied with.

                At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the U.S. Prospectus, any Preeffective Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the U.S. Prospectus and such Preeffective Prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the U.S. Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the U.S. Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the U.S. Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. Each Preeffective Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

                As at its date, the Preliminary Prospectus complied in all material respects with the requirements of all applicable securities laws in the Province of British Columbia and the regulations and rules thereunder, together with applicable published policy statements, blanket orders and published notices of the BCSC (the "BC Securities Laws") and upon filing the Final Prospectus with the BCSC, the issuance of a receipt therefor by the BCSC and delivery thereof to the Underwriters, the Final Prospectus and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the BC Securities Laws. As at its date, neither the Preliminary Prospectus nor any prospectus wrapper prepared in connection therewith, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At its date of issue and at all times subsequent thereto up to and including the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Final Prospectus constitutes and will constitute full, true and plain disclosure of all material facts relating to the Company and the Securities, and none of the Final Prospectus, nor any amendment or supplement thereto, nor any prospectus wrapper prepared in connection therewith, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                Each Preeffective Prospectus and the U.S. Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Each Preliminary Prospectus and Final Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the BCSC pursuant to SEDAR.

                There is no franchise, lease, contract, agreement or document required to be described in the Final Prospectus or to be filed as an exhibit to the Registration Statement or with the BCSC which is not described or filed therein or therewith as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement or the Final Prospectus are accurate.

                The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectuses.

                (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectuses are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iii) Financial Statements. The financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, cash flows and shareholders' deficit of the Company and its consolidated subsidiaries for the periods specified; said financial statements, related notes and schedules have been prepared in accordance with U.S. generally accepted accounting principles and also in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be set forth in the Prospectuses. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses.

                (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (v) Good Standing of the Company. The Company has been duly organized and is validly existing and in good standing as a company under the laws of British Columbia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and Pivotal Software Limited (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectuses, all of the issued and outstanding share capital of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on
        Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                (vii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization", and under the caption "Description of Share Capital" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The issued and outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable and has been issued in compliance with all U.S. and British Columbia securities laws; none of the outstanding shares of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in and or contemplated by the Prospectuses and the financial statements of the Company and related notes thereto included in the Prospectuses, the Company does not have any options or warrants to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its share capital or any such options, rights, convertible securities or obligations except for options granted subsequent to the date of the information provided in the Prospectuses pursuant to the Company's employee stock option plan disclosed in the Prospectuses. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted thereunder, as set forth in the Prospectuses, accurately and fairly presents the information required to be disclosed with respect to such plans, arrangements, options and rights. Except as disclosed in the Prospectuses, to the knowledge of the Company, there are no agreements, arrangements or understandings among or between any shareholder of the Company with respect to the Company or the voting or disposition of the Company's capital stock that will survive the sale of the Securities pursuant to this Agreement.

                (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly issued and fully paid and non-assessable; the Common Shares of the Company conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities will not be subject to the preemptive or other similar rights of any securityholder of the Company upon a final Prospectus being filed with the BCSC and a receipt obtained therefor.

                (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its memorandum or articles or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, the "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and in the Prospectuses (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum or articles of the Company or any subsidiary in effect on or after the Closing Time or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement and in the Prospectuses (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and in the Prospectuses, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                (xiv) Possession of Intellectual Property. Except as described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the BC Securities Laws and (ii) such as have been obtained or as may be required under the laws and regulations of jurisdictions outside the United States and British Columbia, Canada in which the Reserved Securities are offered.

                (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, provincial, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such

        Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                (xviii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xx) Environmental Laws. Except as described in the Registration Statement and the Prospectuses and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively,

        "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
        (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and
        (D) there are no events or circumstances known to the Company that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                (xxi) Registration Rights. No person or entity has the right to require registration of common shares or other securities of the Company because of the filing or effectiveness of the Registration Statement or the issuance of a receipt by the BCSC for the Final Prospectus of the Company or otherwise that has not waived that right.

                (xxii) Compliance with Laws. The Company and its Subsidiaries are in all materials respects in compliance with, and conduct their businesses in conformity with, all applicable U.S. and Canadian federal, state, provincial, local and foreign laws, rules and regulations or any court or governmental agency or body.

                (xxiii) Taxes. The Company and its Subsidiaries have filed all necessary U.S. and Canadian federal, state, provincial, local and foreign income, payroll, franchise and other tax returns and have paid all taxes shown as due thereon or with respect to any of their properties or any transactions to which any such entity was a party, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets that would result in a Material Adverse Effect.

                (xxiv) No Market Stabilization Activities. Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

                (xxv) Registrar and Transfer Agent. American Stock Transfer & Trust Company, at its principal offices in New York, New York, has been duly appointed as a registrar and transfer agent in respect of the Common Shares of the Company.

                (xxvi) Insurance. Except as described in or contemplated by the Prospectuses, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not result in a Material Adverse Effect.

                (xxvii) No Broker. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                (xxviii) Adequate Accounting. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and Canadian generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxix) To the knowledge of the Company, after due inquiry, none of the directors or officers or shareholders of the Company listed under "Principal Shareholders" in the Prospectuses is or has ever been subject to prior criminal or bankruptcy proceedings in the United States, Canada or elsewhere.

                (xxx) To the knowledge of the Company, after due inquiry, except as disclosed in writing to the Underwriters or in the Prospectuses (namely, employment, option and severance agreements between the Company and its Chairman, President, Managing Directors, Vice-Presidents and certain Managers), the Company is not a party to any contract, agreement or understanding with any officer, director, employee or any other person not dealing at arm's length with the Company which is required to be disclosed by the BC Securities Laws.

        (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        Section 2. Sale and Delivery to Underwriters; Closing.

        (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the gross price per share less the Underwriters' commission per share to be paid by the Company, all as set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof. Each Underwriter shall, to the extent that any Initial Securities are purchased by Substituted Purchasers, be entitled to payment from the Company of a commission per share equal to the commission per share set forth in Section 2 of Schedule B multiplied by the product of (i) the aggregate number of Initial Securities purchased by Substituted Purchasers and (ii) a fraction, the numerator of which is the number of Initial Securities set forth opposite the name of the Underwriters in Schedule A and the denominator of which is 3,500,000 (the aggregate amounts of such commission payable to the Underwriters referred to as the "Agency Commission").

        (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 525,000 shares of Common Shares of the Company at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

        (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities and payment of the Agency Commission, if any, shall be made at the offices of Davis & Company, 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia, Canada V6C 2Z7, or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The Underwriters shall be entitled to deduct from the payment to be made to the Company referred to in the preceding paragraph an amount equal to the Agency Commission, if any.

        (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in New York, New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and the BC Securities Laws, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed with the Commission or the BCSC, (ii) of the receipt of any comments from the Commission or the BCSC, (iii) when the BCSC issues to the Company a receipt for the Final Prospectus, (iv) of any request by the Commission or the BCSC for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (v) of the issuance by the Commission or the BCSC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preeffective Prospectus or Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), the Preliminary Prospectus, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement, the Preliminary Prospectus and the Final Prospectus as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The copies of the Preliminary Prospectus, each Amended Preliminary Prospectus, the Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the BCSC pursuant to SEDAR.

        (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preeffective Prospectus, Preliminary Prospectus and any prospectus wrappers prepared in connection with the distribution of the Reserved Securities as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the BC Securities Laws. The Company will furnish to each Underwriter, without charge, during the period when the (i) U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), and (ii) the Final Prospectus is required to be delivered under the BC Securities Laws, such number of copies of the U.S. Prospectus and the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the BCSC pursuant to SEDAR.

        (e) Continued Compliance with Securities Laws The Company will comply with the 1933 Act, the 1933 Act Regulations and the BC Securities Laws so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act or the BC Securities Laws to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations or the BC Securities Laws, the Company will promptly prepare and file with the Commission or the BCSC, as the case may be, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

        (g) Rule 158 and Continuous Disclosure. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act. The Company will, for a period of 3 years after the date of the BCSC issues a receipt for the Final Prospectus, prepare all such documents, make all such filings, and do all such things as are required to maintain its status as a "reporting issuer" in British Columbia and to prevent the Company from being added to the list of reporting issuers in default maintained by the BCSC; provided that nothing in this Subsection (g) shall be construed as preventing the Company from entering into any merger or similar transaction which would result in the Company losing its status as a "reporting issuer".

        (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

        (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

        (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares of the Company or file any registration statement under the 1933 Act or any prospectus under the BC Securities Laws with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares of the Company or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any Common Shares issued by the Company pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) a total of not more than 800,000 Common Shares (or securities convertible into, or exchangeable for, Common Shares) issued by the Company in connection with the formation or furtherance of a strategic alliance or as consideration or partial consideration for the acquisition of all or substantially all of the assets or equity of a third party; provided, that in connection with the issuance or issuance and sale permitted under subclause (E) of this Section 3(j) hereof, the Company agrees (i) to obtain from each person receiving Common Shares (or securities convertible into, or exchangeable for, Common Shares) a letter substantially consistent with Exhibit B hereto and (ii) not to grant any rights exercisable prior to the six month anniversary of this Agreement with respect to the registration under the Act of any Common Shares (or securities convertible into, or exchangeable for, Common Shares) issued in connection with such transaction.

        (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act, the 1934 Act or the BC Securities Laws, will file all documents required to be filed with the Commission pursuant to the 1934 Act or the BCSC pursuant to the BC Securities Laws, as the case may be, within the time periods required by (i) the 1934 Act and the rules and regulations of the Commission thereunder and (ii) the BC Securities Laws.

        (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters have notified the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

        (m) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

        (n) Copies of Documents to Underwriters. The Company shall supply to the Underwriters the following:

                (i) forthwith upon receipt, copies of all correspondence to and from, and all documents issued to and by (i) the Commission in connection with the registration of the Securities under the 1933 Act and (ii) the BCSC in connection with the transactions contemplated hereby; and

                (ii) prior to the Closing Time (and, if any Option Securities are purchased, to the Date of Delivery) as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries required to be prepared by BC Securities Laws for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectuses.

        (o) Miscellaneous. The Company shall:

                (i) maintain a transfer agent and registrar for its Common Shares in the United States; and

                (ii) prior to filing its quarterly statements on Form 10-Q and the equivalent in British Columbia, have the independent auditors of the Company perform a limited quarterly review of its quarterly numbers.

        (p) Press Releases and Press Conferences. Prior to the Closing Time (and if any Option Securities are purchased, to the Date of Delivery), the Company shall not, without the prior written consent of Merrill Lynch, issue a press release or hold a press conference with respect to the Company or any of its subsidiaries, including without limitation their financial contribution, results of operations, business prospectus, assets, liabilities, or the offering of the Securities.

        (q) Canadian Private Placement. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale on a private placement basis under the applicable securities laws of such jurisdictions in Canada as the Representatives may designate.

        Section 4. Payment of Expenses.

        (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and the Prospectuses (including financial statements and exhibits including any prospectus wrappers prepared in connection therewith) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among the Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto and any prospectus wrappers prepared in connection therewith, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

        (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        Section 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b). A receipt shall have been issued to the Company by the BCSC in respect of the Final Prospectus and at the Closing Time no stop order suspending the use of the Final Prospectus shall have been issued under the BC Securities Laws or proceedings therefor initiated or threatened by the BCSC, and any request on the part of the BCSC for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

        (b) Opinion of U.S. Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Dorsey & Whitney LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (c) Opinion of Canadian Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Davis & Company, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (d) Opinion of U.S. Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Morrison & Foerster LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v),
(vi) (solely as to preemptive or other similar rights arising by operation of law or under the memorandum or articles of the Company), (viii) through (x), inclusive, (xii), (xiv) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (e) Opinion of Canadian Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Blake, Cassels & Graydon, Canadian counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v),
(vi) (solely as to preemptive or other similar rights arising by operation of law or under the memorandum or articles of the Company), (viii) and the penultimate paragraph of Exhibit A-2 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of British Columbia and Canada, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, or the use of the Final Prospectus, has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission or the BCSC, respectively.

        (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

        (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (i) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

        (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

        (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                (ii) Opinions of Counsel for Company. The favorable opinion of Dorsey & Whitney LLP, U.S. counsel for the Company, together with the favorable opinion of Davis & Company, Canadian counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b) and (c), respectively, hereof.

                (iii) Opinions of Counsel for Underwriters. The favorable opinion of Morrison & Foerster LLP, U.S. counsel for the Underwriters, together with the favorable opinion of Blake, Cassels & Graydon, special Canadian counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(d) and (e), respectively, hereof.

                (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        Section 6. Indemnification.

        (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preeffective Prospectus, Preliminary Prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of jurisdictions other than the United States and British Columbia where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in [_______________________] in connection with the reservation and sale of the Reserved Securities to certain Company directors and other persons with relationships with the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses, Preeffective Prospectus or Preliminary Prospectus, not misleading;

                (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i) , (ii) or (iii) above;

        provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any Preeffective Prospectus, Preliminary Prospectus or the Prospectuses (or any amendment or supplement thereto); and provided further that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of either of the Prospectuses, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date and in sufficient quantity to allow for distribution by the Closing Date) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preeffective Prospectus or the Preliminary Prospectus which was corrected in the U.S. Prospectus or Final Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such U.S. Prospectus or Final Prospectus, as applicable was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such U.S. Prospectus or Final Prospectus, as applicable, by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

        (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the Final Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any Preeffective Prospectus, Preliminary Prospectus, Amended Preliminary Prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such Preeffective Prospectus, Preliminary Prospectus, Amended Preliminary Prospectus or the Prospectuses (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (i) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (ii) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

        (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of any of the directors of the Companty or other persons with relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

        Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectuses, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or the Final Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

        Section 9. Termination of Agreement.

        (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Canada, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either United States Federal, New York or Canadian authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201 and at 101 California Street, Suite 1420, San Francisco California 94111, attention of o; and notices to the Company shall be directed to it at Pivotal Corporation, 300-224 West Esplanade, North Vancouver, British Columbia, Canada V7M 3M6, attention of Norman B. Francis.

        Section 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        Section 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        Section 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,
                                         Pivotal CORPORATION


                                         By:
                                            -------------------------------
                                                 Title:

CONFIRMED AND ACCEPTED, as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED
BEAR, STEARNS & CO. INC.
DAIN RAUSCHER WESSELS
(a division of Dain Rauscher Incorporated)
By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                           INCORPORATED


By:
   -------------------------------
       Authorized Signatory


        For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                 Number of
                                                                                 Initial
Name of Underwriter                                                             Securities
-------------------                                                             ----------
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated .............................................
Bear, Stearns & Co. Inc ................................................
Dain Rauscher Wessels ..................................................

Merrill Lynch Canada Inc ...............................................


Total...................................................................         3,500,000
                                                                                 =========


                                     Sch A-1

                                   SCHEDULE B
                              PIVOTAL SOFTWARE INC.
                             3,500,000 Common Shares
                               (Without Par Value)

                1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $o.

                2. The gross purchase price per share for the Securities to be paid by the several Underwriters shall be an amount equal to the initial public offering price set forth above and the Underwriters' commission to be paid by the Company shall be $o per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                    Sch B-1

                                                                     Exhibit A-1

                    FORM OF OPINION OF COMPANY'S U.S. COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


                (i) Pivotal Corporation, a Washington corporation, (the "U. S. Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to our knowledge is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the U. S. Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, except as described in the Prospectus is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the U. S. Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of the U. S. Subsidiary.

                (ii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                (iii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the U.S. Prospectus and each amendment or supplement to the Registration Statement and U.S. Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                (iv) If Rule 434 has been relied upon, the U.S. Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                (v) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the Nasdaq National Market.

                (vi) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely


                                   Exh. A-1-1
        affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

                (vii) The information in the U.S. Prospectus under "Income Tax Consequences--United States Federal Income Tax Consequences" and "Shares Eligible for Future Sale--United States Resale Restrictions" to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is correct in all material respects

                (viii) To our knowledge, there are no United States statutes or regulations that are required to be described in the U.S. Prospectus that are not described as required.

                (ix) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                (x) To our knowledge, the U.S. Subsidiary is not in violation of its articles of incorporation or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is filed as an exhibit to the Registration Statement.

                (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, of the United States or the State of Washington, (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under state securities or blue sky laws, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance or sale of the Securities.

                (xii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the U.S. Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is filed as an exhibit to the Registration Statement, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company


                                   Exh. A-1-2
        or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the U.S. Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court of the United States or the State of Washington having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

                (xiii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                Such counsel shall also include substantially the following statement:

                Nothing has come to our attention that has caused us to believe that the Registration Statement or any post effective amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such post effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the U.S. Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the U.S. Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                   Exh. A-1-3

    [FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT
                                TO SECTION 5(I)]

                                                                       Exhibit B

                                                   o, 1999
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
BEAR, STEARNS & CO. INC.
DAIN RAUSCHER WESSELS
(a division of Daim Rauscher Incorporated) as Representatives of the several
    Underwriters to be named in the
    within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

        Re: Proposed Public Offering by Pivotal Software Inc.

Dear Sirs:

        The undersigned, a stockholder [and an officer and/or director] of Pivotal Software Inc., a corporation incorporated under the laws of British Columbia, Canada (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") Bears, Stearns & Co. Inc. and Dain Rauscher Wessels (a division of Dain Rauscher Incorporated) proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of the Company's common shares (the "Securities"), without par value (the "Common Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Shares or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

                                     Very truly yours,

                                     Signature:
                                               -------------------------------

                                     Print Name:
                                                ------------------------------


                                       M-5